Exhibit 5.1

HUNTON ANDREWS KURTH LLP FOUNTAIN PLACE 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202-2799 TEL 214 ● 979 ● 3000 FAX 214 ● 880 ● 0011

June 13, 2019

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, Texas 77301

Ladies and Gentlemen:

We have acted as special counsel to Spirit of Texas Bancshares, Inc., a Texas corporation (the “Company”), in connection with its Registration Statement on Form S-3 (the “Registration Statement”) to be publicly filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of securities that may be issued and sold by the Company from time to time pursuant to Rule 415 promulgated by the Commission under the Securities Act. Such securities include (a) the Company’s senior debt securities (the “Senior Debt Securities”); (b) the Company’s subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (c) shares of the Company’s common stock, no par value per share (the “Common Stock”); (d) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”); (e) depositary shares representing Preferred Stock (“Depositary Shares”); (f) subscription rights for the purchase of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Rights”); (g) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (“Warrants”); and (h) units consisting of Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Rights and/or Warrants (the “Units”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Rights, Warrants and Units are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

We have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement and the form of prospectus contained therein, (ii) the Company’s Second Amended Restated Certificate of Formation, as amended, and Amended and Restated Bylaws (the “Charter Documents”), (iii) the form of senior indenture attached as Exhibit 4.3 to the Registration Statement (the “Senior Indenture”), (iv) the form

ATLANTA  AUSTIN  BANGKOK  BEIJING  BOSTON  BRUSSELS  CHARLOTTE   DALLAS  DUBAI  HOUSTON  LONDON

LOS ANGELES  MIAMI  NEW YORK  NORFOLK  RICHMOND  SAN FRANCISCO  THE WOODLANDS TYSONS  WASHINGTON, DC

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Spirit of Texas Bancshares, Inc.

June 13, 2019

of subordinated indenture attached as Exhibit 4.4 to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indenture”), (iv) certain resolutions of the Board of Directors, or to the extent permitted by the Texas Business Organizations Code, a duly authorized committee thereof, of the Company (such Board of Directors or committee thereof being hereinafter referred to as the “Board”), and (v) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. With your approval, we have relied upon certificates of officers of the Company and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed, without verification, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, the accuracy and completeness of the corporate records made available to us by the Company, and the truthfulness of all statements of fact contained therein. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto other than the Company.

We have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and each issue of Common Stock, Preferred Stock, Warrants, Rights, Depositary Shares or Units, as the case may be: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded; (ii) a prospectus supplement describing the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and the Commission’s rules and regulations thereunder; (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered (each, a “purchase agreement”) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) the execution, delivery and performance by the Company of the Indenture, deposit agreement, warrant agreement, subscription agreement or subscription rights certificate and unit agreement (collectively, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; (vi) the Company will have duly authorized, executed and delivered each such Document and will have duly authorized the issuance of each such

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June 13, 2019

Security, and that none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (vii) at the time of any issuance of Common Stock, Preferred Stock or Securities convertible into, exchangeable, redeemable or exercisable for Common Stock or Preferred Stock, there will be sufficient authorized but unissued shares of Common Stock or Preferred Stock, as applicable, reserved for such issuance and any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized and created.

We have also assumed that the Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents will be governed by and construed in accordance with the laws of the State of New York.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.

With respect to any Debt Securities to be issued, when, as and if: (i) the Indenture has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under New York law and such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) all necessary corporate action has been taken by the Company to authorize, execute and deliver any necessary supplemental indenture and to authorize the form, terms, execution and delivery of the Debt Securities; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (v) such Debt Securities have been duly executed by the Company and authenticated by the applicable trustee in accordance with the Indenture, or any applicable supplemental indenture, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Covered Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Spirit of Texas Bancshares, Inc.

June 13, 2019

2.

With respect to the Common Stock to be issued, when, as and if: (i) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (ii) the terms of the issuance and sale of the Common Stock have been established so as to not violate any applicable law or the Charter Documents, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (iii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Charter Documents and the Texas Business Organizations Code) either (a) in accordance with the applicable purchase agreement approved by the Board upon payment of the consideration therefor (which is not less than the par value of the Common Stock) provided for therein or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which is not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

3.

With respect to any shares of Preferred Stock to be issued, when, as and if: (i) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Preferred Stock (the “Preferred Stock Resolutions”); (ii) the Preferred Stock Resolutions have been duly filed with the State of Texas as part of a certificate of designations to the Company’s Second Amended Restated Certificate of Formation, as amended; (iii) the terms of the Preferred Stock and of their issuance and sale have been established so as to not violate any applicable law or the Charter Documents, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (iv) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Bylaws and

Spirit of Texas Bancshares, Inc.

June 13, 2019

the Texas Business Organizations Code) either (a) in accordance with the applicable purchase agreement approved by the Board upon payment of the consideration therefor (which is not less than the par value of the Preferred Stock) provided for therein or (b) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which is not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.

With respect to the Depositary Shares to be issued, when, as and if: (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a deposit agreement; (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iii) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; and (iv) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary in accordance with the applicable deposit agreement and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will entitle the holders thereof to the rights specified in the deposit agreement.

5.

With respect to the Rights to be issued, when, as and if: (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a subscription agreement or subscription rights certificate to the rights agent and to authorize the form, terms, execution and delivery of the Rights and to fix or otherwise determine the consideration to be received for the Rights; (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iii) any shares of Common Stock or Preferred Stock or any Depositary Shares or Debt Securities purchasable upon exercise of such Rights, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (iv) the Rights have been duly executed and sold by the Company against payment therefor in accordance with any applicable subscription agreement or subscription rights certificate, and in accordance with such corporate action and applicable law as contemplated in the Registration Statement and the prospectus

Spirit of Texas Bancshares, Inc.

June 13, 2019

supplement setting forth the terms of the Rights and the plan of distribution, then, upon the happening of such events, the Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.

With respect to the Warrants to be issued, when, as and if: (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement and to authorize the form, terms, execution and delivery of the Warrants and to fix or otherwise determine the consideration to be received for the Warrants; (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iii) any shares of Common Stock or Preferred Stock or any Depositary Shares or Debt Securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (iv) the Warrants have been duly executed and sold by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.

With respect to the Units to be issued, when, as and if: (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and the other Securities underlying the Units; (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iii) any shares of Common Stock or Preferred Stock or any Debt Securities, Depositary Shares, Warrants or Rights to be issued pursuant to such Units, have been duly and validly authorized and reserved for issuance and sale; and (iv) the Units and the other Securities underlying the Units have been duly executed and sold by the Company against payment therefor in accordance with any applicable unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the other Securities underlying the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Spirit of Texas Bancshares, Inc.

June 13, 2019

The foregoing opinion is limited solely to the Texas Business Organizations Code and the reported decisions interpreting such law, and the relevant contract law of the State of New York. We express no opinion as to any other laws, statutes, regulations or ordinances, including federal and state securities laws.

Our opinion that any document or Security is a valid and legally binding obligation of the Company is subject to (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) limitations of rights to indemnification, exculpation and contribution which may be limited by applicable law or equitable principles. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to review the documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and you will file such supplement or amendment to this opinion (if any) as we may advise you may be necessary or appropriate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The opinions expressed herein are rendered as of the date hereof and constitute statements of our professional legal judgment and do not constitute a warranty or guaranty of any matter. We expressly disclaim any obligation to advise you of any changes of law or facts that may hereafter come or be brought to our attention which would alter the opinions herein set forth.

Sincerely,

/s/ Hunton Andrews Kurth LLP